                                 BISHOP STREET FUNDS

                                      RULE 18f-3
                                 MULTIPLE CLASS PLAN

                                    AUGUST 3, 1995

                                     INTRODUCTION


          Bishop Street Funds (the "Trust"), a registered investment company that currently consists of four (4) separately managed portfolios (Bishop Street High Grade Income Fund, Bishop Street Hawaii Tax-Free Fund, Bishop Street Equity Fund, and Bishop Street Money Market Fund) and that may consist of additional portfolios in the future as listed on Schedule A hereto (each a "Fund" and, collectively, the "Funds"), have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") in offering multiple classes of units of beneficial interest ("shares") in each Fund. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

A.   ATTRIBUTES OF SHARE CLASSES

          The rights of each existing class of the Funds (I.E., Retail and Institutional Classes) shall be as set forth in the resolutions and related materials of the Trust's Board adopted pursuant to the order dated September 9, 1993, obtained by SEI Liquid Asset Trust, ET AL. (Inv. Co. Act Release No. IC-19698), and attached hereto as Exhibits A - C.

          With respect to any class of shares of a Fund created after the date hereof, each share of a Fund will represent an equal PRO RATA interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution expenses ("distribution fees") in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), and will separately bear any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement entered into with respect to that class; (iii) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (iv) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.   EXPENSE ALLOCATIONS

          Expenses of each existing class and of each class created after the date hereof shall be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement relating to each class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) class Expenses relating to a particular class are (or will be) borne exclusively by that class.

          Until and unless changed by the Board, the methodology and procedures for calculating the net asset value of the various classes of shares and the proper allocation of income and expenses among the various classes of shares shall be as set forth in the "Report" rendered by Arthur Anderson LLP.

C.   AMENDMENT OF PLAN; PERIODIC REVIEW

          This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each new class of shares approved by the Board after the date hereof.

          The Board of the Trust, including a majority of the independent Trustees, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan.

                                                                      EXHIBIT A





                                DISTRIBUTION PLAN
                               BISHOP STREET FUNDS
                                 RETAIL CLASS B

     WHEREAS, Bishop Street Funds (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution Plan will benefit the Trust and the owners of units (the "shares") of beneficial interest (the "Shareholders") in the Trust;

     NOW, THEREFORE, the Trustees of the Trust hereby adopt this Distribution Plan pursuant to Rule 12b-1 under the 1940 Act.

     SECTION 1. The Trust has adopted this Retail Class B Distribution Plan (the "Plan") to enable the Trust to directly or indirectly bear expenses relating to the distribution of Retail Class B shares of the Bishop Street High Grade Income, Bishop Street Hawaii Tax-Free, Bishop Street Equity and Bishop Street Money Market Funds and such other Funds of the Trust as may be added to the Plan and listed on a Schedule A attached hereto (each a "Fund") of which the Trust is the issuer.

     SECTION 2. The Trust will pay the Distributor a fee at the annual rate specified on Schedule A hereto. The Distributor of the Class B shares of each Fund may retain all or a part of this fee as compensation for distribution or shareholder services it provides or it may use such fees for compensation of broker/dealers and other financial institutions and intermediaries that provide distribution or shareholder services as specified by the Distributor. The actual fee to be paid by the Distributor to broker/dealers and financial institutions and intermediaries will be negotiated based on the extent and quality of services provided.

     SECTION 3. This Plan shall not take effect as to a Fund until it has been approved (a) by a vote of at least a majority of the outstanding Retail Class B shares of such Fund; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees (as defined herein), cast in person at a meeting of the Board of Trustees called for the purpose of voting on this Plan or such agreement.

     SECTION 4. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of
Section 3 herein for the approval of this Plan.

     SECTION 5. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     SECTION 6. This Plan may be terminated at any time by the vote of a majority of the Qualified Trustees or, with respect to Retail Class B shares of a Fund, by vote of a majority of the Retail Class B shares of the Fund. Termination by the Retail Class B shareholders of a Fund will not affect the validity of this Plan with respect to Retail Class B shares of any other Fund.

     SECTION 7. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or with respect to Retail Class B shares of a Fund, by vote of a majority of the Retail Class B shares of the Fund, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

     SECTION 8.  This Plan may be amended in the manner provided in part (b) of
Section 3 herein for the approval of this Plan; provided, however, that the plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof with respect to the Retail Class B shares of a Fund without the approval of Shareholders holding a majority of the outstanding Retail Class B shares of such Fund of the Trust.

     SECTION 9. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

     SECTION 10. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     SECTION 11. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

                       SCHEDULE A DATED JANUARY    , 1995
                                     TO THE
                               BISHOP STREET FUNDS
                                 RETAIL CLASS B
                             DISTRIBUTION PLAN DATED
                                JANUARY    , 1995

The Distributor receives a fee, paid on a monthly basis, as set forth below. This fee is calculated based on the annual rate said below, applied to the average daily net assets of the Fund.

FUND                                                         FEE
----                                                         ---

Bishop Street High Grade Income Fund                        .25%

Bishop Street Hawaii Tax-Free Fund                          .25%

Bishop Street Equity Fund                                   .25%

Bishop Street Money Market Fund                             .10%

                       SCHEDULE B DATED FEBRUARY    , 1996
                                     TO THE
                               BISHOP STREET FUNDS
                                 RETAIL CLASS B
                             DISTRIBUTION PLAN DATED
                                JANUARY  27, 1995

The Distributor receives a fee, paid on a monthly basis, as set forth below. This fee is calculated based on the annual rate said below, applied to the average daily net assets of the Fund.


FUND                                                         FEE
----                                                         ---

Bishop Street High Grade Income Fund                        .25%

Bishop Street Hawaii Tax-Free Fund                          .25%

Bishop Street Equity Fund                                   .25%

Bishop Street Money Market Fund                             .10%

Bishop Street Treasury Money Market Fund                    .10%

                                                       Exhibit B

                                  DISTRIBUTION PLAN
                               (RETAIL CLASS B SHARES)

VOTED: That the form of Distribution Plan for Retail Class B Shares presented to this meeting be, and the same hereby is, approved.

FURTHER
VOTED: That the Distribution Plan for Retail Class B Shares be submitted to the sole initial shareholder of the Retail Class B Shares of the Bishop Street Money Market, Bishop Street High Grade Income, Bishop Street Hawaii Tax-Free and Bishop Street Equity Funds for approval following the initial issuance of the shares of such class.


                            ------------------------------

                                 CREATION OF CLASSES

WHEREAS: The Board of Trustees has determined, based upon the information presented, that the implementation of the Multi-Class Structure is in the best interests of the Trust and its future shareholders because it will (i) enable investors to choose the purchase option best suited to their individual needs, thereby attracting investors and assets to the Trust to the benefit of the Trust and its shareholders; (ii) facilitate distribution of the Trust's shares; and (iii) place the Trust in a competitive position in relation to other mutual funds that have implemented or are seeking to implement similar distribution arrangements.

NOW, THEREFORE, based upon approval by the Securities and Exchange Commission of the exemptive application filed by the Administrator and Distributor authorizing the creation of classes of shares sold subject to sales charge, be it

VOTED: That the shares of the Funds may be divided into two classes of shares:

          (i) Institutional Class A Shares, to be offered (without a Rule 12b-1 Plan or sales charge) primarily to agency, fiduciary, custodial and advisory clients of First Hawaiian Bank; and

          (ii) Retail Class B Shares, to be offered primarily to individuals and to cash sweep customers of First Hawaiian Bank in connection with the Fund's existing Distribution Plan that will be approved by the sole initial shareholder pursuant to Rule 12b-1 under the Investment Company Act of 1940 authorizing payment of a distribution fee not to exceed .25% (on an annual basis) of the average daily net assets attributable to Retail Class B Shares of the Bishop Street Hawaii Tax-Free, Bishop Street High Grade Income and Bishop Street Equity Funds and including an initial sales charge, not to exceed 3.50% of the purchase price of such Retail Class B Shares, and a distribution fee not to exceed .10% (on an annual basis) of the average daily net assets attributable to Retail Class B Shares of the Bishop Street Money Market Fund.

VOTED: That the Board of Trustees hereby establishes, effective upon implementation of the Multi-Class System with respect to the Trust (the "Effective Date"), an unlimited number of shares of beneficial interest of the Funds of the Trust's Institutional Class A Shares.

VOTED: That the Board of Trustees hereby establishes, effective upon the Effective Date, an unlimited number of shares of beneficial interest of the Funds of the Trust's Retail Class B Shares.

VOTED: That each class of each Fund shall vote separately with respect to the adoption or amendment of any distribution plan as to such class.

                                                                      EXHIBIT C

PROSPECTUS


                              BISHOP STREET FUNDS
                              INVESTMENT ADVISER:
                              FIRST HAWAIIAN BANK

BISHOP STREET FUNDS (the "Trust") is a mutual fund that seeks to provide a convenient means of investing in one or more professionally managed portfolios of securities. The prospectus relates to the following Funds (each a "Fund"):

                      BISHOP STREET HIGH GRADE INCOME FUND
                       BISHOP STREET HAWAII TAX-FREE FUND
                           BISHOP STREET EQUITY FUND

An investor may purchase either Retail Class B or Institutional Class A shares of each Fund. Retail Class B shares are sold with a front-end sales load of up to 3.5% that will be reduced or waived in certain circumstances. Institutional Class A shares are sold without a front-end sales load or distribution fees. First Hawaiian Bank, the Funds' investment adviser, is an affiliate of First Hawaiian, Inc.

INSTITUTIONAL CLASS A SHARES ARE OFFERED PRIMARILY TO AGENCY, FIDUCIARY, CUSTODIAL AND ADVISORY CLIENTS OF FIRST HAWAIIAN BANK. RETAIL CLASS B SHARES ARE OFFERED PRIMARILY TO INDIVIDUALS.

 ------------------------------------------------------------------------------
| THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR | | ENDORSED BY, ANY BANK, INCLUDING FIRST HAWAIIAN BANK OR ITS AFFILIATES. THE | | TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE | | CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. |
| INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF           |
| PRINCIPAL.                                                                   |
 ------------------------------------------------------------------------------

This Prospectus sets forth concisely the basic information about the Funds and the Trust that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated January 30, 1995 has been filed with the Securities and Exchange Commission and is available without charge by calling 1-800-262-9565. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

JANUARY 30, 1995

2

                                    SUMMARY

BISHOP STREET FUNDS (the "Trust") is an open-end management investment company which provides a convenient way to invest in professionally managed portfolios of securities. This Summary provides basic information about the Retail Class B and Institutional Class A shares of the Trust's High Grade Income Fund, Hawaii Tax-Free Fund and Equity Fund (the "Funds").

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF EACH FUND? The High Grade Income Fund seeks high total return consistent with prudent investment risk by investing primarily in high grade U.S. dollar-denominated bonds and debentures issued by U.S. and foreign corporations. The Hawaii Tax-Free Fund seeks to provide high current income that is exempt from Federal and State of Hawaii income taxes by investing primarily in bonds and notes issued by the State of Hawaii, its agencies, instrumentalities and political sub-divisions ("Hawaii Municipal Securities"). The Equity Fund seeks long-term growth of capital with a secondary goal of current income by investing primarily in common stocks of domestic issuers and U.S. dollar denominated equity securities of foreign issuers. There is no assurance that any Fund will meet its investment objective. See "Investment Objectives and Policies" and "Description of Permitted Investments and Risk Factors."

WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUNDS? The Funds' shares will fluctuate in value with changes in the prices of their underlying portfolio securities. Values of fixed income securities and, correspondingly, share prices of Funds invested in such securities tend to vary inversely with interest rates and may be affected by other market and economic factors as well. Common stocks in which the Equity Fund invests may be more volatile and may fluctuate in value more than other types of investments. The Hawaii Tax-Free Fund is a non-diversified portfolio that invests primarily in Hawaii Municipal Securities. There are other risks involved in the ownership of a mutual fund. See "Description of Permitted Investments and Risk Factors."

WHO IS THE ADVISER? First Hawaiian Bank serves as the Adviser of the Funds. See "Expense Summary" and "The Adviser."

WHO IS THE ADMINISTRATOR? SEI Financial Management Corporation serves as the Administrator and shareholder servicing agent of the Trust. See "Expense Summary" and "The Administrator."

WHO IS THE TRANSFER AGENT? Supervised Service Company serves as transfer agent and dividend disbursing agent for the Trust. See "The Transfer Agent."

WHO IS THE DISTRIBUTOR? SEI Financial Services Company serves as distributor of the Trust's shares. See "The Distributor."

HOW DO I PURCHASE, EXCHANGE OR REDEEM SHARES? Purchases, exchanges or redemptions of shares may be made on any day on which both the New York Stock Exchange and Federal Reserve wire system are open for business ("Business Days") except for Hawaii state banking holidays. A purchase, exchange or redemption order will be executed at a per share price equal to the net asset value per share next determined after the receipt of the purchase, exchange or redemption order, plus any applicable sales charges. Orders must be placed prior to 4:00 p.m., New York Time, on any Business Day for the order to be effective that day. The minimum initial investment is $1,000 ($500 for IRAs and $500 for officers, directors, or employees of First Hawaiian Bank and its affiliates). Subsequent purchases of shares must be at least $100. Net asset value is determined as of 4:00 p.m., New York Time, on each Business Day. See "Purchase of Shares," "Exchange of Shares," and "Redemption of Shares."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of each Fund is distributed in the form of periodic dividends. Any capital gain is distributed at least annually. Distributions are paid in additional shares unless the Shareholder elects to take the payment in cash. See "Dividends."

5

THE TRUST

BISHOP STREET FUNDS (the "Trust") is an open-end management investment company that offers units of beneficial interest ("shares") in the Funds through separate Classes (Retail Class B and Institutional Class A), which provide for variations in sales charges, distribution costs, voting rights and dividends. Except for these differences, each share of each Fund represents an undivided, proportionate interest in the Fund. This Prospectus offers shares of the Trust's High Grade Income Fund, Hawaii Tax-Free Fund and Equity Fund (the "Funds"). Additional information pertaining to the Trust may be obtained in writing from SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087. Information regarding the Trust's Money Market Fund is contained in a separate prospectus that may be obtained by calling 1-800-262-9565.

INVESTMENT OBJECTIVES AND POLICIES

Each Fund has its own investment objectives and policies. There can be no assurance that the investment objective of a Fund will be met.

HIGH GRADE INCOME FUND

The investment objective of the Fund is to provide high total return consistent with prudent investment risk.

The Fund invests primarily (at least 65% of its assets under normal conditions) in high grade U.S. dollar-denominated bonds and debentures issued by U.S. and foreign corporations and governments (i.e. those that are rated at the time of purchase AA or better by Standard & Poor's Corporation ("S&P") or Aa by Moody's Investors Service ("Moody's")). (Each of S&P and Moody's and certain other ratings agencies are hereinafter referred to as a Nationally Recognized Statistical Rating Organizations, or "NRSROs"). The Fund will maintain an average weighted remaining maturity of between five and twelve years under normal circumstances.

Any remaining assets may consist of: (i) obligations of the U.S. Treasury; (ii) obligations issued or guaranteed as to principal and interest by agencies and instrumentalities of the U.S. Government; (iii) mortgage pass-through securities issued by the Government National Mortgage Association ("GNMA"), mortgage-backed securities issued by other government agencies and privately issued mortgage-backed securities rated at least A by an NRSRO, including CMOs, REMICs and ARMs; (iv) repurchase agreements involving any of such obligations; (v) obligations issued by supranational entities; (vi) asset-backed securities rated at least A by an NRSRO; (vii) commercial paper rated at least P-2 or A-2 by an NRSRO; (viii) certificates of deposit, time deposits, notes, bankers' acceptances and loan participations of U.S. and foreign banks that are rated in the top two short-term rating categories by two or more NRSROs or that are of comparable quality; (ix) receipts; and (x) shares of money market investment companies investing in such obligations.

The Fund may invest up to 5% of its total assets in fixed income securities rated as low as Baa by Moody's or BBB by S&P. Such securities possess some speculative characteristics. The Fund intends to dispose of a security if its rating after purchase declines below Baa or BBB.

The Fund may also invest in floating or variable rate obligations and zero coupon securities, and may purchase securities on a "when-issued" basis.

HAWAII TAX-FREE FUND

The investment objective of this Fund is to provide high current income that is exempt from Federal and State of Hawaii income taxes.

The Fund invests primarily (at least 80% of its assets under normal market conditions) in bonds and notes issued by states, territories, and possessions of the U.S. and their agencies, authorities, instrumentalities and political subdivisions, that are rated AAA, AA, A or BBB by S&P, Aaa, Aa, A or Baa by Moody's or AAA, AA, A or BBB by Fitch Investors Service ("Fitch"), and which pay interest that is not subject to ordinary Federal income tax and is not treated as a preference item for purposes of the Federal alternative minimum tax ("Municipal Securities"). This is a fundamental policy of the Fund. Under normal circumstances, the Fund will invest at least 65% of its assets in Municipal Securities issued by the State of Hawaii, its agencies,

8

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .55% of the High Grade Income Fund's average daily net assets,
 .35% of the Hawaii Tax-Free Fund's average daily net assets, and .74% of the Equity Fund's average daily net assets. The Adviser may from time to time waive all or a portion of its fee in order to limit the operating expenses of a Fund. Any such waiver is voluntary and may be terminated at any time in the Adviser's sole discretion.

Orest Saikevych is the portfolio manager of the Bishop Street Equity Fund. Mr. Saikevych has been active in the investment management business for twelve years and has managed First Hawaiian Bank's Pooled Equity Fund since 1987.

The day-to-day management of the Bishop Street High Grade Income and Bishop Street Hawaii Tax-Free Funds' investments is the responsibility of a team of investment professionals. Decisions are made by committee and no person has primary responsibility for making recommendations to the committee.

THE ADMINISTRATOR

SEI Financial Management Corporation (the "Administrator"), a wholly-owned subsidiary of SEI Corporation ("SEI"), provides the Trust with administrative services, including fund accounting, regulatory reporting, necessary office space, equipment, personnel, and facilities. The Administrator also acts as shareholder servicing agent of the Funds.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .20% of the average daily net assets of the Funds. The Administrator may waive its fee in its discretion.

THE TRANSFER AGENT

Supervised Service Company ("Transfer Agent"), P.O. Box 419721, Kansas City, Missouri 64141-6721, serves as the Transfer Agent and dividend disbursing agent for the Trust.

THE DISTRIBUTOR

SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, serves as distributor. The Retail Class B shares of the Trust have a Rule 12b-1 Distribution Plan (the "Retail Class B Plan"), under which such shares of the Funds bear distribution expenses and related service fees at the annual rate of up to .25% of their average daily net assets. Financial institutions that are the record owner of shares for the account of their customers may impose separate fees for account services to their customers.

The Funds may execute brokerage or other agency transactions through the Distributor, for which the Distributor receives compensation.

HOW TO PURCHASE SHARES

GENERAL INFORMATION

Shares of the Funds are available for sale in the State of Hawaii and Guam.

You may purchase shares of the Funds on any day on which both the New York Stock Exchange and Federal Reserve wire system are open for business ("Business Days") except for Hawaii state banking holidays. However, shares of the Funds cannot be purchased by Federal Reserve wire on Federal holidays restricting wire transfers. The minimum initial investment in any Fund is $1,000 ($500 for IRAs and $500 for officers, directors, or employees of First Hawaiian Bank or its affiliates). The Distributor may waive the minimum investment at its discretion. Subsequent purchases of shares must be at least $100.

A purchase order for shares will be effective as of the Business Day received by the Transfer Agent if the Transfer Agent receives the order and payment before 4:00 p.m., New York time. The purchase price (the "Offering Price") of Retail Class B shares is the net asset value next determined after the purchase order is effective plus any applicable sales charge. The purchase price of Institutional Class A shares is the net asset value next determined after the purchase order is effective.

9

The net asset value per share of each Fund is determined as of 4:00 p.m., New York time on each Business Day by dividing the total market value of that Fund's investments and other assets, less any liabilities, by the total outstanding shares of the Fund. Purchases will be made in full and fractional shares calculated to three decimal places. Pursuant to guidelines adopted and monitored by the Trustees of the Trust, each Fund may use a pricing service to provide market quotations or fair market valuations. A pricing service may derive such valuations through the use of a matrix system to value fixed income securities which considers factors such as securities prices, yield features, ratings, and developments related to a specific security. Although the methodology and procedures for determining net asset value are identical for both classes of a Fund, the net asset value per share of such classes will differ because of the distribution expenses charged to Retail Class B shares.

The Trust reserves the right to reject a purchase order for shares when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order.

Shareholders who own their shares of record and who desire to transfer registration of their shares should contact the Transfer Agent at 1-800-262-9565 for further instructions.

HOW TO PURCHASE INSTITUTIONAL CLASS A SHARES

Institutional Class A shares may only be purchased by First Hawaiian Bank in its capacity as Agent, Fiduciary, Custodian or Adviser.

HOW TO PURCHASE RETAIL CLASS B SHARES

Retail Class B shares of the Funds may be purchased directly from the Transfer Agent by mail, by wire or through an automatic investment plan ("AIP"). Shares may also be purchased through broker-dealers that have established a dealer agreement with the Distributor.

HOW TO PURCHASE BY MAIL

You may purchase shares of a Fund by completing and signing an Account Application form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "Bishop Street (Fund Name)," to the Transfer Agent at P.O. Box 419721, Kansas City, Missouri 64141-6721. You may purchase more shares at any time by mailing payment also to the Transfer Agent at the above address. Orders placed by mail will be executed on receipt of your payment. If your check does not clear, your purchase will be canceled and you could be liable for any losses or fees incurred.

You may obtain Account Application Forms by calling the Distributor at 1-800-262-9565.

HOW TO PURCHASE BY WIRE

You may purchase shares by wiring Federal funds, provided that your Account Application has been previously received. You must wire funds to the Transfer Agent and the wire instructions must include your account number. You must call the Transfer Agent at 1-800-262-9565 before wiring any funds. An order to purchase shares by Federal funds wire will be deemed to have been received by the Fund on the Business Day of the wire; provided that the shareholder wires funds to the Transfer Agent prior to 4:00 p.m., New York time. If the Transfer Agent does not receive the wire by 4:00 p.m., New York time, the order will be executed on the next Business Day.

HOW TO PURCHASE THROUGH AN AUTOMATIC INVESTMENT PLAN ("AIP")

You may arrange for periodic additional investments in the Funds through automatic deductions by Automated Clearing House ("ACH") from a checking account by completing an AIP Application Form. The minimum pre-authorized investment amount is $50 per month. An AIP Application Form may be obtained by contacting the Distributor at 1-800-262-9565. The AIP is available only for additional investments to an existing account.

10

HOW TO PURCHASE THROUGH FINANCIAL INSTITUTIONS

Shares may be purchased through financial institutions, including the Adviser, that provide distribution assistance or shareholder services. Shares purchased by persons ("Customers") through financial institutions may be held of record by the financial institution. Financial institutions may impose an earlier cut-off time for receipt of purchase orders directed through them to allow for processing and transmittal of these orders to the Transfer Agent for effectiveness the same day. Customers should contact their financial institution for information as to that institution's procedures for transmitting purchase, exchange or redemption orders to the Trust.

Customers who desire to transfer the registration of shares beneficially owned by them but held of record by a financial institution should contact the institution to accomplish such change.

Depending upon the terms of a particular Customer account, a financial institution may charge a Customer account fees. Information concerning these services and any charges will be provided to the Customer by the financial institution.

SALES CHARGES

RETAIL CLASS B SHARES

SALES LOAD The following table shows the regular sales charge on Retail Class B shares to a "single purchaser" (defined below) together with the sales charge that is reallowed to certain financial intermediaries (the "reallowance").

                        SALES CHARGE       SALES CHARGE       REALLOWANCE
                            AS A               AS A               AS A
                         PERCENTAGE         PERCENTAGE         PERCENTAGE
       AMOUNT            OF OFFERING          OF NET          OF OFFERING
         OF               PRICE PER           AMOUNT           PRICE PER
      PURCHASE              SHARE            INVESTED            SHARE
--------------------  -----------------  -----------------  ----------------
Less than $25,000...          3.50%              3.63%              3.15%
$25,000 but less
  than $50,000......          3.25%              3.36%              2.93%
$50,000 but less
  than $100,000.....          3.00%              3.09%              2.70%
$100,000 but less
  than $250,000.....          2.50%              2.56%              2.25%
$250,000 but less
  than $500,000.....          1.75%              1.78%              1.58%
$500,000 but less
  than $1,000,000...          1.00%              1.01%              0.90%
over $1,000,000.....           none               none               none

The sales charge shown in the table is the maximum sales charge that applies to sales through financial intermediaries. Under certain circumstances, the Distributor may use its own funds to compensate financial institutions and intermediaries in amounts additional to the commissions shown above. In addition, the Distributor may, from time to time in its sole discretion, institute one or more promotional incentive programs, which will be paid by the Distributor from the sales charges it receives or from any other source available to it. Under any such program, the Distributor will provide promotional incentives in the form of cash or other compensation, including merchandise, airline vouchers, trips and vacation packages, to all dealers selling shares of the Funds. Under certain circumstances, reallowances of up to the amount of the entire sales charge may be paid to certain financial institutions, who might then be deemed to be "underwriters" under the Securities Act of 1933.

REDUCED SALES CHARGE:

RIGHTS OF ACCUMULATION

In calculating the sales charge rates applicable to current purchases of Retail Class B shares, a "single purchaser" is entitled to cumulate current purchases with the current market value of previously purchased Retail Class B shares of the Funds sold subject to a comparable sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of the Funds for their own combined individual and joint accounts or for trust or custodial accounts for their minor children, and
(iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401 or 457 of the Internal Revenue Code of 1986, as amended (the "Code") including related plans of the same employer.

To exercise your right of accumulation based upon shares you already own, you must ask the Distributor for this reduced sales charge at the time of your additional purchase and provide the account number(s) of the investor, as applicable, the investor and

11

spouse, and their minor children. The Funds may amend or terminate this right of accumulation at any time as to subsequent purchases.

REDUCED SALES CHARGE: LETTER OF INTENT

By submitting a Letter of Intent (the "Letter") to the Transfer Agent, a "single purchaser" may purchase shares of the Funds during a 13-month period at the reduced sales charge rates applying to the aggregate amount of the intended purchases stated in the Letter. The Letter may apply to purchases made up to 90 days before the date of the Letter. To receive credit for such prior purchases and later purchases benefitting from the Letter, you must notify the Transfer Agent at the time the Letter is submitted that there are prior purchases that may apply, and notify the Transfer Agent again at the time of later purchases that such purchases are applicable under the Letter.

WAIVER OF SALES LOAD

No sales charge is imposed on shares of the Funds: (i) issued as dividends and capital gain distributions; (ii) acquired through the exercise of exchange privileges described below; (iii) sold to officers, directors or trustees, employees and retirees (and their spouses and immediate family members) of the Trust, First Hawaiian Bank and its affiliates; (iv) issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Trust is a party; (v) purchased with the proceeds of distributions from employee benefit plans for which the Adviser or its affiliates act in a fiduciary capacity or (vi) purchased within thirty days of a redemption of Retail Class B shares of such Funds (only to the amount of such redemption). You must notify the Distributor at the time of your purchase if you are eligible for a waiver of the sales load. An investor relying upon any of the categories of waivers of the sales charge must qualify such waiver in advance of the purchase with the Distributor of the financial institution or intermediary through which the shares are purchased by the investor.

In addition, purchases of Retail Class B shares of a Fund that are funded by the proceeds from the redemption (within 60 days of the purchase of Fund shares) of shares of any unrelated open-end investment company that charges a sales load may be made at net asset value. To make such a purchase at net asset value, the investor or the investor's broker must, at the time of purchase, submit a written request to the Transfer Agent that the purchase be processed at net asset value pursuant to this privilege, accompanied by a photocopy of the confirmation (or similar evidence) showing the redemption from the unrelated fund. The redemption of the shares of the non-related fund is, for federal income tax purposes, a sale upon which a gain or loss may be realized.

EXCHANGES OF SHARES

You may exchange Retail Class B or Institutional Class A shares of any Fund for Retail Class B or Institutional Class A shares, respectively, of any other Fund sold through this prospectus without paying any additional sales charge. Exchanges are generally made at net asset value.

Exchanges will be made only after instructions in writing or by telephone (an "Exchange Request") are received by the Transfer Agent. In order to effect an exchange of shares by telephone, you must elect the telephone exchange option on your Account Application Form. If an Exchange Request in good order is received by the Transfer Agent by 4:00 p.m. New York time, on any Business Day, the exchange will occur on that day. The exchange privilege may be exercised only in those states where the class of shares of the "new" Fund may legally be sold.

Customers who beneficially own shares held by a financial institution should contact that institution if they wish to exchange shares. The institution will contact the Transfer Agent and effect the exchange on behalf of the Customer.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon sixty days' notice.

REDEMPTION OF SHARES

You may redeem your shares without charge on any Business Day. There is, however, a $15 charge for

13

OTHER INFORMATION REGARDING REDEMPTIONS

All redemption orders are effected at the net asset value per share next determined after receipt of a valid request for redemption. Net asset value per share is determined as of 4:00 p.m., New York time, on each Business Day.

Payment to shareholders for shares redeemed will be made within seven days after the Transfer Agent receives the valid redemption request. At various times, however, a Fund may be requested to redeem shares for which it has not yet received good payment; collection of payment may take ten or more days. In such circumstances, the redemption request will be rejected by the Fund. Once a Fund has received good payment for the shares a shareholder may submit another request for redemption.

Due to the relatively high costs of handling small investments, each Fund reserves the right to redeem your shares at net asset value, if, your account in any Fund has a value of less than the minimum initial purchase amount. Accordingly, if you purchase shares of any Fund in only the minimum investment amount, you may be subject to involuntary redemption if you redeem any shares. Before any Fund exercises its right to redeem such shares, you will be given notice that the value of the shares in your account is less than the minimum amount and will be allowed 60 days to make an additional investment in such Fund in an amount which will increase the value of the account to at least the minimum amount.

PERFORMANCE

From time to time, each of the Funds may advertise yield and total return. The Hawaii Tax-Free Fund may also advertise a tax-equivalent yield. These figures are based on historical earnings and are not intended to indicate future performance. No representation can be made concerning actual future yields or returns.

The "yield" of a Fund refers to the income generated by a hypothetical investment, net of any sales charge imposed in such Fund over a thirty day period. This income is then "annualized," i.e., the income over thirty days is assumed to be generated over one year and is shown as a percentage of the investment.

"Tax-equivalent yield" is calculated by determining the rate of return that would have to be achieved on a fully taxable investment to produce the after-tax equivalent of a Fund's yield, assuming certain tax brackets for the shareholder.

The "total return" of a Fund refers to the average compounded rate of return on a hypothetical investment for designated time periods, net of any sales charge imposed on Retail Class B shares and assuming that dividend and capital gain distributions have been reinvested.

For any Fund, the performance of Institutional Class A shares will be higher than that of Retail Class B shares because of the sales load (when applicable) and distribution expenses charged to Retail Class B shares.

The Funds may periodically compare their performance to that of other mutual funds tracked by mutual funds rating services (such as Lipper Analytical), financial and business publications and periodicals, broad groups of comparable mutual funds or unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs. The Funds may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance. The Funds may use long-term performance of these capital market indices to demonstrate general long-term risk versus reward scenarios and could include the value of a hypothetical investment in any of the capital markets. The Funds may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

The Funds may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

16

Shareholders but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances.

In addition, a Trustee may be removed by the remaining Trustees or by Shareholders at a special meeting called upon written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

REPORTING

The Trust issues unaudited financial information semi-annually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

SHAREHOLDER INQUIRIES

Shareholders should direct inquiries to Bishop Street Funds at P.O. Box 419721, Kansas City, MO 64141-6721 or by calling 1-800-262-9565.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of the High Grade Income and Hawaii Tax-Free Funds is declared daily and distributed in the form of monthly dividends. The Equity Fund declares and pays such dividends on a quarterly basis. Shareholders of record on the date each dividend is declared will be entitled to receive the dividend. If any net capital gains are realized, they will be distributed by each Fund at least annually.

Shareholders automatically receive all income dividends and capital gains distributions in the form of additional shares at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash. Shareholders may change their election by providing written notice to the Bishop Street Funds at P.O. Box 419721, Kansas City, MO 64141-6721, at least 15 days prior to the distribution. Shareholders may receive payments for cash distributions in the form of a check, by Federal Reserve wire transfer or ACH.

Dividends and distributions of a Fund are paid on a per-share basis. The value of each share will be reduced by the amount of any such payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

The dividends on Retail Class B Shares of the Funds will normally be lower than those on Institutional Class A Shares because of the distribution expenses charged to Retail Class B Shares.

COUNSEL AND INDEPENDENT ACCOUNTANTS

Morgan, Lewis & Bockius serves as counsel to the Trust. Coopers & Lybrand L.L.P. serves as the independent accountant of the Trust.

CUSTODIAN

Chemical Bank, (the "Custodian"), acts as custodian of the Trust's assets. The Custodian holds cash, securities and other assets of the Trust as required by the 1940 Act.

DESCRIPTION OF PERMITTED INVESTMENTS AND RISK FACTORS

The following is a description of the permitted investments for the various Funds and the various risk factors associated therewith:

AMERICAN DEPOSITARY RECEIPTS ("ADRs")--ADRs are typically issued by a U.S. financial institution that evidence ownership of underlying securities issued by a foreign issuer. While the Funds expect to invest primarily in sponsored ADRs, a joint arrangement between the foreign issuer and the depositary, some ADRs may be unsponsored. Unlike sponsored ADRs the holders of unsponsored ADRs bear all expenses and the depositary may not be obligated to distribute Shareholder communications or to pass-through the voting rights on the deposited securities. ADRS are typically listed and traded in the U.S. in the form of American Depositary Shares (ADSs).

PROSPECTUS

                              BISHOP STREET FUNDS
                              INVESTMENT ADVISER:
                              FIRST HAWAIIAN BANK

BISHOP STREET FUNDS (the "Trust") is a mutual fund that seeks to provide a convenient means of investing in one or more professionally managed portfolios of securities. This Prospectus relates to the following Fund:

                        BISHOP STREET MONEY MARKET FUND

The Fund is composed of Retail Class B and Institutional Class A shares. Retail Class B shares are sold with distribution fees. Institutional Class A shares are sold without distribution fees. First Hawaiian Bank, the Fund's investment adviser, is an affiliate of First Hawaiian, Inc.

INSTITUTIONAL CLASS A SHARES ARE OFFERED PRIMARILY TO AGENCY, FIDUCIARY, CUSTODIAL AND ADVISORY CLIENTS OF FIRST HAWAIIAN BANK. RETAIL CLASS B SHARES ARE OFFERED PRIMARILY TO INDIVIDUALS AND TO CASH SWEEP CUSTOMERS OF FIRST HAWAIIAN BANK.

 THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, INCLUDING FIRST HAWAIIAN BANK OR ITS AFFILIATES. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

AS WITH ANY MUTUAL FUND, AN INVESTMENT IN THE BISHOP STREET MONEY MARKET FUND IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT. THERE CAN BE NO ASSURANCE THAT THE FUND WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

This Prospectus sets forth concisely the basic information about the Fund and the Trust that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated January 30, 1995 has been filed with the Securities and Exchange Commission and is available without charge by calling 1-800-262-9565. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

JANUARY 30, 1995

2

                                    SUMMARY

BISHOP STREET FUNDS (the "Trust") is an open-end management investment company which provides a convenient way to invest in professionally managed portfolios of securities. This Summary provides basic information about the Retail Class B and Institutional Class A shares of the Trust's Money Market Fund (the "Fund").

WHAT ARE THE INVESTMENT OBJECTIVE AND POLICIES OF THE FUND? The Fund seeks to preserve principal value and maintain a high degree of liquidity while providing current income by investing in U.S. dollar-denominated, high quality short-term debt securities. See "Investment Objectives and Policies" and "Description of Permitted Investments and Risk Factors."

WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUND? The Fund seeks to maintain a net asset value of $1.00 per share, but there can be no assurance that the Fund will be able to do so on a continuous basis. There are other risks involved in the ownership of money market mutual funds. See "Description of Permitted Investments and Risk Factors."

WHO IS THE ADVISER? First Hawaiian Bank serves as the Adviser of the Fund. Wellington Management Company serves as the Sub-Adviser of the Fund. See "Expense Summary" and "The Adviser" and "The Sub-Adviser."

WHO IS THE ADMINISTRATOR? SEI Financial Management Corporation serves as the Administrator and shareholder servicing agent of the Trust. See "Expense Summary" and "The Administrator."

WHO IS THE TRANSFER AGENT? Supervised Service Company serves as transfer agent and dividend disbursing agent for the Trust. See "The Transfer Agent."

WHO IS THE DISTRIBUTOR? SEI Financial Services Company serves as distributor of the Trust's shares. See "The Distributor."

HOW DO I PURCHASE, EXCHANGE OR REDEEM SHARES? Purchases, exchanges or redemptions of shares may be made on any day on which both the New York Stock Exchange and Federal Reserve wire system are open for business ("Business Days") except for Hawaii state banking holidays. A purchase, exchange or redemption order will be executed at a per share price equal to the net asset value per share next determined after the receipt of the purchase, exchange or redemption order. Orders must be placed prior to 1:00 p.m., New York Time, on any Business Day for the order to be effective that day. The minimum initial investment is $1,000 ($500 for IRAs and $500 for officers, directors, or employees of First Hawaiian Bank and its affiliates). Subsequent purchases of shares must be at least $100. Net asset value is determined as of 1:00 p.m., New York Time, on each Business Day. See "Purchase of Shares," "Exchange of Shares," and "Redemption of Shares."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Fund is distributed in the form of monthly dividends. Any capital gain is distributed at least annually. Distributions are paid in additional shares unless the Shareholder elects to take the payment in cash. See "Dividends."

5

THE TRUST

BISHOP STREET FUNDS (the "Trust") is an open-end management investment company that offers units of beneficial interest ("shares") in the Fund through separate Classes (Retail Class B and Institutional Class A), which provide for variations in sales charges, distribution costs, voting rights and dividends. Except for these differences, each share of each Fund represents an undivided, proportionate interest in the Fund. This Prospectus offers shares of the Trust's Money Market Fund. Information regarding the Trust's High Grade Income Fund, Hawaii Tax-Free Fund and Equity Fund is contained in a separate prospectus that may be obtained by calling 1-800-262-9565.

INVESTMENT OBJECTIVE AND POLICIES

The investment objective of the Money Market Fund is to preserve principal and maintain a high degree of liquidity while providing current income. There can be no assurance that the investment objective of the Fund will be met.

The Fund intends to comply with regulations of the Securities and Exchange Commission ("SEC") applicable to money market funds. These regulations impose certain quality, maturity and diversification restraints on investments by the Fund. The Fund intends to use its best efforts to maintain a constant net asset value of $1.00 per share, but there can be no assurance that the Fund will be able to do so on a continuing basis.

The Fund invests in the following U.S. dollar-denominated, high quality debt obligations with remaining maturities of 397 days or less: (i) commercial paper rated in the highest short-term ratings categories of a nationally recognized statistical rating organization ("NRSRO"), or, if not rated, determined by the Adviser to be of comparable quality; (ii) obligations (certificates of deposit, time deposits, notes and bankers' acceptances) of U.S. savings and loan and thrift institutions and U.S. commercial banks, provided that such institutions (or, in the case of a branch, the parent institution) have total assets of $500 million or more as shown on their last published financial statements at the time of investment; (iii) short-term corporate obligations with a remaining term of not more than one year of issuers with commercial paper of comparable priority and security meeting the above ratings; (iv) U.S. Treasury obligations and obligations issued or guaranteed as to principal and interest by the agencies or instrumentalities of the U.S. Government, including STRIPS; (v) receipts; and (vi) repurchase agreements involving any of the foregoing obligations.

The Fund may invest in floating or variable rate obligations, and may purchase securities on a "when-issued" basis.

INVESTMENT LIMITATIONS

The Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, and repurchase agreements involving such securities) if, as a result more than 5% of total assets of the Fund would be invested in the securities of such issuer.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in (a) domestic banks and (b) obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities, and repurchase agreements involving such securities.

The foregoing percentage limitations will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

FUNDAMENTAL POLICIES

The Fund's investment objective and the foregoing investment limitations are fundamental policies. Fundamental policies cannot be changed with

6

respect to the Fund without the consent of the holders of a majority of the Fund's outstanding shares.

THE ADVISER

First Hawaiian Bank (the "Adviser") acts as the investment adviser for the Fund. The Adviser makes investment decisions for the assets of the Fund, and continuously reviews, supervises and administers the Fund's investment program. The Adviser discharges its responsibilities subject to the supervision of, and policies set by, the Trustees of the Trust.

The Adviser is a wholly-owned subsidiary of First Hawaiian, Inc. The Adviser has not previously served as an investment adviser to a mutual fund. The Adviser and its corporate predecessors have provided trust and asset management services in Hawaii for over 70 years. As of December 30, 1994, the Adviser had assets under management of approximately $1.5 billion for trust and agency clients.

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .30% of the Money Market Fund's average daily net assets. The Adviser may from time to time waive all or a portion of its fee in order to limit the operating expenses of a Fund. Any such waiver is voluntary and may be terminated at any time in the Adviser's sole discretion.

THE SUB-ADVISER

Wellington Management Company (the "Sub-Adviser") serves as the investment sub-adviser for the Fund pursuant to a sub-advisory agreement (the "Sub-Advisory Agreement") with the Trust and the Adviser. Under the Sub-Advisory Agreement, the Sub-Adviser manages the investments of the Fund, selects investments, and places all orders for purchases and sales of the Fund's securities, subject to the general supervision of the Trustees of the Trust and the Adviser.

For the services provided and expenses incurred pursuant to the Sub-Advisory Agreement, the Sub-Adviser is entitled to receive from the Adviser a fee, computed daily and paid monthly, at the annual rate of .075% of the average daily net assets of the Fund up to $500 million and .020% of the average daily net assets of the Fund in excess of $500 million.

The Sub-Adviser is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions and individuals. As of September 30, 1994 Wellington had discretionary management authority with respect to approximately $82 billion of assets. The Sub-Adviser and its predecessor organizations have provided investment advisory services to investment companies since 1933 and to investment counseling clients since 1960. Wellington Management Company, 75 State Street, Boston, MA 02109, is a Massachusetts general partnership, of which the following persons are managing partners: Robert W. Doran, Duncan M. McFarland and John B. Neff.

THE ADMINISTRATOR

SEI Financial Management Corporation (the "Administrator"), a wholly-owned subsidiary of SEI Corporation ("SEI"), provides the Trust with administrative services, including fund accounting, regulatory reporting, necessary office space, equipment, personnel, and facilities. The Administrator also acts as shareholder servicing agent of the Fund.

The Administrator is entitled to a fee, calculated daily and paid monthly, at an annual rate of .20% of the average daily net assets of the Fund.

THE TRANSFER AGENT

Supervised Service Company (the "Transfer Agent"), P.O. Box 419721, Kansas City, Missouri 64141-6721, serves as the Transfer Agent and dividend disbursing agent for the Trust.

THE DISTRIBUTOR

SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, serves as distributor. The Retail Class B shares of the Trust have a

7

Rule 12b-1 Distribution Plan (the "Retail Class B Plan"), under which such shares of the Fund bear distribution expenses and related service fees at the annual rate of up to .10% of their average daily net assets. Financial institutions that are the record owner of shares for the account of their customers may impose separate fees for account services to their customers.

The Fund may execute repurchase agreements through the Distributor, for which the Distributor receives compensation.

HOW TO PURCHASE SHARES

GENERAL INFORMATION

Shares of the Fund are available for sale in the State of Hawaii and Guam.

You may purchase shares of the Fund on any day on which both the New York Stock Exchange and Federal Reserve wire system are open for business ("Business Days") except for Hawaii state banking holidays. However, shares of the Fund cannot be purchased by Federal Reserve wire on Federal holidays restricting wire transfers. The minimum initial investment in the Fund is $1,000 ($500 for IRAs and $500 for officers, directors, or employees of First Hawaiian Bank or its affiliates). The Distributor may waive the minimum investment at its discretion. Subsequent purchases of shares must be at least $100.

A purchase order for shares will be effective as of the Business Day received by the Transfer Agent if the Transfer Agent receives the order and payment before 1:00 p.m., New York time. The purchase price (the "Offering Price") is the net asset value next determined after the purchase order is effective.

The net asset value per share of the Fund is determined as of 1:00 p.m., New York time on each Business Day by dividing the total market value of the Fund's investments and other assets, less any liabilities, by the total outstanding shares of the Fund. The Fund values its portfolio securities using the amortized cost method of valuation, approximating market value. Purchases will be made in full and fractional shares calculated to three decimal places. Pursuant to guidelines adopted and monitored by the Trustees of the Trust, the Fund may use a pricing service to provide market quotations or fair market valuations. A pricing service may derive such valuations through the use of a matrix system to value fixed income securities which considers factors such as securities prices, yield features, ratings, and developments related to a specific security. Although the methodology and procedures for determining net asset value are identical for both classes of the Fund, the net asset value per share of such classes may differ because of the distribution expenses charged to Retail Class shares.

The Trust reserves the right to reject a purchase order for shares when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order.

Shareholders who own their shares of record and who desire to transfer registration of their shares should contact the Transfer Agent at 1-800-262-9565 for further instructions.

HOW TO PURCHASE INSTITUTIONAL CLASS A SHARES

Institutional Class A shares may only be purchased by First Hawaiian Bank in its capacity as Agent, Fiduciary, Custodian or Adviser.

HOW TO PURCHASE RETAIL CLASS B SHARES

Retail Class B shares of the Fund may be purchased directly from the Transfer Agent by mail, by wire or through an automatic investment plan ("AIP"). Shares may also be purchased through broker-dealers that have established a dealer agreement with the Distributor.

HOW TO PURCHASE BY MAIL

You may purchase shares of the Fund by completing and signing an Account Application form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "Bishop Street

8

Money Market Fund," to the Transfer Agent at P.O. Box 419721, Kansas City, Missouri 64141-6721. You may purchase more shares at any time by mailing payment to the Transfer Agent at the above address. Orders placed by mail will be executed on receipt of your payment. If your check does not clear, your purchase will be canceled and you could be liable for any losses or fees incurred.

You may obtain Account Application Forms by calling the Distributor at 1-800-262-9565.

HOW TO PURCHASE BY WIRE

You may purchase shares by wiring Federal funds, provided that your Account Application has been previously received. You must wire funds to the Transfer Agent and the wire instructions must include your account number. You must call the Transfer Agent at 1-800-262-9565 before wiring any funds. An order to purchase shares by Federal funds wire will be deemed to have been received by the Fund on the Business Day of the wire; provided that the shareholder wires funds to the Transfer Agent prior to 1:00 p.m., New York time. If the Transfer Agent does not receive the wire by 1:00 p.m., New York time, the order will be executed on the next Business Day.

HOW TO PURCHASE THROUGH AN AUTOMATIC INVESTMENT PLAN ("AIP")

You may arrange for periodic additional investments in the Fund through automatic deductions by Automated Clearing House ("ACH") from a checking account by completing an AIP Application Form. The minimum pre-authorized investment amount is $50 per month. An AIP Application Form may be obtained by contacting the Distributor at 1-800-262-9565. The AIP is available only for additional investments to an existing account.

HOW TO PURCHASE THROUGH FINANCIAL INSTITUTIONS

Shares may be purchased through financial institutions, including the Adviser, that provide distribution assistance or shareholder services. Shares purchased by persons ("Customers") through financial institutions may be held of record by the financial institution. Financial institutions may impose an earlier cut-off time for receipt of purchase orders directed through them to allow for processing and transmittal of these orders to the Transfer Agent for effectiveness the same day. Customers should contact their financial institution for information as to that institution's procedures for transmitting purchase, exchange or redemption orders to the Trust.

Customers who desire to transfer the registration of shares beneficially owned by them but held of record by a financial institution should contact the institution to accomplish such change.

Depending upon the terms of a particular Customer account, a financial institution may charge a Customer account fees. Information concerning these services and any charges will be provided to the Customer by the financial institution.

EXCHANGE OF SHARES

You may exchange Retail Class B or Institutional Class A shares of the Money Market Fund for Retail Class B or Institutional Class A shares, respectively, of the High Grade Income, Hawaii Tax-Free or Equity Funds of the Trust at net asset value plus any applicable sales charge. Exchanges of Retail Class B or Institutional Class A shares of any other Fund of the Trust for Retail Class B shares or Institutional Class A shares of the Money Market Fund will be made at net asset value.

Exchanges will be made only after instructions in writing or by telephone (an "Exchange Request") are received by the Transfer Agent. In order to effect an exchange of shares by telephone, you must elect the telephone exchange option on your Account Application Form. If an Exchange Request in good order is received by the Transfer Agent on any Business Day, the exchange will occur on that day. The exchange privilege may be exercised only in those states where the class of shares of the "new" Fund may legally be sold.

Customers who beneficially own shares held by a financial institution should contact that institution if

9

they wish to exchange shares. The institution will contact the Transfer Agent and effect the exchange on behalf of the Customer.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon sixty days' notice.

REDEMPTION OF SHARES

You may redeem your shares without charge on any Business Day. There is, however, a $15 charge for wiring redemption proceeds to a shareholder's designated account. Shares may be redeemed by mail, by telephone or through a pre-arranged systematic withdrawal plan. Investors who own shares held by a financial institution should contact that institution for information on how to redeem shares.

BY MAIL

A written request for redemption must be received by the Transfer Agent, P.O. Box 419721, Kansas City, Missouri 64141-6721 in order to constitute a valid redemption request.

If the redemption request exceeds $5,000, or if the request directs the proceeds to be sent or wired to an address different from that of record, the Transfer Agent may require that the signature on the written redemption request be guaranteed. You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union, securities exchange or association, clearing agency or savings association. Notaries public cannot guarantee signatures. The signature guarantee requirement will be waived if all of the following conditions apply: (1) the redemption is for not more than $5,000 worth of shares, (2) the redemption check is payable to the shareholder(s) of record, and
(3) the redemption check is mailed to the shareholder(s) at his or her address of record.

BY TELEPHONE

You may redeem your shares by calling the Transfer Agent at 1-800-262-9565. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request for redemption. You may have the proceeds mailed to your address or wired to a commercial bank account previously designated on your Account Application. There is no charge for having redemption proceeds mailed to you, but there is a $15 charge for wiring redemption proceeds.

You may request a wire redemption for redemptions in excess of $500 by calling the Transfer Agent at 1-800-262-9565, who will deduct a wire charge of $15 from the amount of the wire redemption. Shares cannot be redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

Neither the Transfer Agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon wire or telephone instructions that it reasonably believes to be genuine. The Trust and Transfer Agent will each employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. Such procedures may include taping of telephone conversations.

If market conditions are extraordinarily active or other extraordinary circumstance exist, and you experience difficulties placing redemption orders by telephone, you may consider placing your order by mail.

SYSTEMATIC WITHDRAWAL PLAN ("SWP")

The Fund offers a Systematic Withdrawal Plan ("SWP"), which you may use to receive regular distributions from your account. Upon commencement of the SWP, your account must have a current value of $20,000 or more. You may elect to receive automatic payments via check or ACH of $50 or more on a monthly, quarterly, semi-annual or annual basis. You may obtain an SWP Application Form by contacting the Distributor at 1-800-262-9565.

To participate in the SWP, you must have your dividends automatically reinvested. You should realize that if your automatic withdrawals exceed income dividends, your invested principal in the account will

10

be depleted. Thus, depending on the frequency and amounts of the withdrawal payments and/or any fluctuations in the net asset value per share, your original investment could be exhausted entirely. You may change or cancel the SWP at any time on written notice to the Transfer Agent. The Transfer Agent may require that the signature on the written notice be guaranteed.

OTHER INFORMATION REGARDING REDEMPTIONS

All redemption orders are effected at the net asset value per share next determined after receipt of a valid request for redemption. Net asset value per share is determined as of 1:00 p.m., New York time, on each Business Day.

Payment to shareholders for shares redeemed will be made within seven days after the Transfer Agent receives the valid redemption request. At various times, however, the Fund may be requested to redeem shares for which it has not yet received good payment; collection of payment may take ten or more days. In such circumstances, the redemption request will be rejected by the Fund. Once the Fund has received good payment for the shares a shareholder may submit another request for redemption.

Due to the relatively high costs of handling small investments, the Fund reserves the right to redeem your shares at net asset value, if, your account in any Fund has a value of less than the minimum initial purchase amount. Accordingly, if you purchase shares of the Fund in only the minimum investment amount, you may be subject to involuntary redemption if you redeem any shares. Before the Fund exercises its right to redeem such shares, you will be given notice that the value of the shares in your account is less than the minimum amount and will be allowed 60 days to make an additional investment in the Fund in an amount which will increase the value of the account to at least the minimum amount.

PERFORMANCE

From time to time, the Fund may advertise its current yield and effective yield. These figures are based on historical earnings and are not intended to indicate future performance. No representation can be made concerning actual future yields or returns.

The "current yield" of the Fund refers to the income generated by an investment in the Fund over a seven-day period (which period will be stated in the advertisement). This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" (also called "effective compound yield") is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield will be slightly higher than the current yield because of the compounding effect of this assumed reinvestment.

For the Fund, the performance of Institutional Class A shares will be higher than that of Retail Class B shares because of the distribution expenses charged to Retail Class B shares.

The Fund may periodically compare its performance to that of other mutual funds tracked by mutual funds rating services (such as Lipper Analytical), financial and business publications and periodicals, broad groups of comparable mutual funds or unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs. The Fund may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance. The Fund may use long-term performance of these capital market indices to demonstrate general long-term risk versus reward scenarios and could include the value of a hypothetical investment in any of the capital markets. The Fund may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

The Fund may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a

11

benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

TAXES

The following summary of Federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action. No attempt has been made to present a detailed explanation of the Federal, state, or local income tax treatment of the Fund or its Shareholders. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to Federal, state and local income taxes. State and local tax consequences of an investment in the Fund may differ from the Federal income tax consequences described below. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUND

The Fund is treated as a separate entity for Federal income tax purposes and is not combined with the Trust's other portfolios. The Fund intends to continue to qualify for the special tax treatment afforded regulated investment companies ("RICs") under Subchapter M of the Internal Revenue Code of 1986, as amended, so as to be relieved of Federal income tax on net investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital losses) distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS

The Fund distributes substantially all of its net investment income (including net short-term capital gains) and net capital gains to Shareholders. Dividends from the Fund's net investment company taxable income are taxable to its Shareholders as ordinary income (whether received in cash or in additional shares) to the extent of the Fund's earnings and profits. Distributions of net capital gains do not qualify for that deduction and are taxable to Shareholders as long-term capital gains, regardless of how long Shareholders have held their shares and regardless of whether the distributions are received in cash or in additional shares. The Fund provides annual reports to Shareholders of the Federal income tax status of all distributions.

Dividends declared by the Fund in October, November or December of any year and payable to Shareholders of record on a date in such a month, will be deemed to have been paid by the Fund and received by the Shareholders on December 31 of the year declared if paid by the Fund at any time during the following January.

The Fund intends to make sufficient distributions to avoid liability for the Federal excise tax.

With respect to investments which are sold at original issue discount and thus do not make periodic cash interest payments, the Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because the Fund distributes all of its net investment income to its Shareholders, the Fund may have to sell portfolio securities to distribute such imputed income which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

Sale, exchange or redemption of Fund Shares is a taxable transaction to the Shareholder.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under Declaration of Trust dated May 25, 1994. The Declaration of Trust permits the Trust to offer separate portfolios of shares and different classes of each portfolio. In addition to the Fund, the Trust consists of the following portfolios: Bishop Street High Grade Income, Hawaii Tax-Free, and Equity Funds. All consideration received by the

12

Trust for shares of any Fund and all assets of such Fund belong to that Fund and would be subject to the liabilities related thereto.

The Trust pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation materials and reports to Shareholders, costs of custodial services and registering the shares under Federal and state securities laws, pricing, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws of the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management services to the Trust.

The Trustees of the Trust are as follows:

NAME                             BUSINESS HISTORY
-------------------------  ----------------------------
Mr. Martin Anderson        Attorney--Goodsill,
                           Anderson, Quinn & Stifel
Mr. Philip H. Ching        Vice Chairman--First
                           Hawaiian Bank
Honorable Shunichi Kimura  Judge--State of Hawaii
                           Judiciary 1974-1994
Honorable William S.       Trustee--Kamehameha Schools
  Richardson               Bishop Estate (through
                           1992); Chief
                           Justice--Supreme Court of
                           Hawaii, (through 1983)
                           Lieutenant Governor--State
                           of Hawaii (1962-1966)
Mr. Manuel R. Sylvester    Managing and Executive
                           Partner--Coopers & Lybrand
                           (through 1992)
Dr. Joyce S. Tsunoda       Educator and Administrator--
                           University of Hawaii
Mr. David G. Lee           Senior Vice President--SEI
                           Financial Management
                           Corporation

VOTING RIGHTS

Each share held entitles the Shareholder of record to one vote for each dollar invested. In other words, each Shareholder of record is entitled to one vote for each dollar of net asset value of the shares held on the record date for the meeting. The Shareholders of each Fund will vote separately on matters pertaining solely to that Fund. The Shareholders of each class of each Fund will vote separately on matters pertaining to its distribution plan. As a Massachusetts business trust, the Trust is not required to hold annual meetings of Shareholders but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances.

In addition, a Trustee may be removed by the remaining Trustees or by Shareholders at a special meeting called upon written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

REPORTING

The Trust issues unaudited financial information semi-annually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

SHAREHOLDER INQUIRIES

Shareholders should direct inquiries to Bishop Street Funds at P.O. Box 419721, Kansas City, MO 64141-6721 or by calling 1-800-262-9565.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of the Fund is declared daily and distributed in the form of monthly dividends. Shareholders of record on the last Business Day of each month will be entitled to

13

receive the dividend. If any net capital gains are realized, they will be distributed by the Fund at least annually.

Shareholders automatically receive all income dividends and capital gains distributions in additional shares at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in the form of cash. Shareholders may change their election by providing written notice to the Bishop Street Funds at P.O. Box 419721, Kansas City, MO 64141-6721 at least 15 days prior to the distribution. Shareholders may receive payments for cash distributions in the form of a check, by Federal Reserve wire transfer or ACH.

Dividends and distributions of the Fund are paid on a per-share basis. The value of each share will be reduced by the amount of any such payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

The dividends on Retail Class B Shares of the Fund will be lower than those on Institutional Class A Shares because of the distribution expenses charged to Retail Class B Shares.

COUNSEL AND INDEPENDENT ACCOUNTANTS

Morgan, Lewis & Bockius serves as counsel to the Trust. Coopers & Lybrand L.L.P. serves as the independent accountant of the Trust.

CUSTODIAN

Chemical Bank, (the "Custodian"), acts as custodian of the Trust's assets. The Custodian holds cash, securities and other assets of the Trust as required by the 1940 Act.

DESCRIPTION OF PERMITTED INVESTMENTS AND RISK FACTORS

The following is a description of the permitted investments for the Fund and the various risk factors associated therewith:

BANKERS' ACCEPTANCES--Bills of exchange or time drafts drawn on and accepted by a commercial bank. Bankers' acceptances are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

CERTIFICATES OF DEPOSIT--Interest bearing instruments with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. Certificates of deposit have penalties for early withdrawal.

COMMERCIAL PAPER--The term used to designate unsecured short-term promissory notes issued by municipalities, corporations and other entities. Maturities on these issues vary, generally from a few days to nine months.

FIXED INCOME SECURITIES--The market value of fixed income investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by recognized agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal will also affect the value of these investments. Changes in the value of portfolio securities will not affect cash income derived from these securities but will affect a Fund's net asset value.

RECEIPTS--Separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury obligations into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the receipts. The custodian arranges for the issuance of the receipts evidencing